                                                                     Exhibit 2.7



The following exhibit no. 2.7 constitutes a fair and accurate English translation of the original copy of this document.


                               /s/ Michael P. Chitty
                               ----------------------------------------
                               Michael P. Chitty
                               Company Secretary of Willis Corroon Group Limited

                                                                     Translation

                        No. 57 of Deed Register for 1998

                                 R e c o r d e d
                                       in
                       Frankfurt am Main on 22 January1998

                      Before the undersigned Notary Public
                  in the district of the Higher Regional Court
                                Frankfurt am Main

                                 Dr. GUNTER PAUL

                                -----------------

         with office in Frankfurt am Main, Darmstadter Landstrasse 125, appeared today with the request of notarization
                                     of the

                               TRANSFER of SHARES
                           of the general partner GmbH
                                    into the

                   JASPERS INDUSTRIE ASSEKURANZ GmbH & Co. KG and amendment of the articles of association of the general partner GmbH personally known to the acting notary or identified by valid Federal German Identity Card:

1.    for Frau Doris Ballauff,

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 1.

2.    for Herr Michael Emken,

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 2.

3.    for Frau Irene Koenig,

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 3.

4.    for Deutsche Bank AG

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main
      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 4.

5.    for Carl Jaspers Sohn GmbH,

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 5.

6.    for Achtundsechzigste Verwaltungsgesellschaft Dammtor mbH

            the lawyer Dr. Holger Iversen,
            business address: Warburgstrasse 50,
            20354 Hamburg

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 6.

7.    for Jaspers Industrie Assekuranz GmbH & Co. KG
          Gruneburgweg 102
          D-60323 Frankfurt am Main

            the lawyer Dr. Christian von Oertzen,
            business address: Darmstadter Landstrasse 125
            60598 Frankfurt am Main

      with the power of attorney of 22 January 1998 granted to him which was at hand on notarization and is attached to this record as ANNEX 7.

The Appeared declared subject of the registration of Achtundsechzigste Verwaltungsgesellschaft Dammtor as limited partner in the commercial register of Jaspers Industrie Assekuranz GmbH & Co. KG:

ss. 1 Shareholdings

The represented Appeared 1. to 6. - hereinafter referred to as "Transferors" - are the sole shareholders of Industrie Assekuranz Gesellschaft mit beschrankter Haftung, registered in the commercial register of the Local Court Frankfurt am Main under HRB 8621.

The Transferors hold the following wholly paid shares:

      Frau Irene Koenig                   25,100.00 DM
      Frau Doris Ballauff                 16,300.00 DM
      Herr Michael Emken                  17,400.00 DM
      Deutsche Bank AG                    20,000.00 DM
      Carl Jaspers Sohn GmbH               1,200.00 DM
      68. Verwaltungsgesellschaft
      Dammtor mbH                         20,000.00 DM

ss. 2 Transfer and Assignment

The Tranferors herewith transfer their shares listed under ss. 1, above, to the Limited Partnership in the firm Jaspers Industrie Assekuranz GmbH & Co. KG with seat in Frankfurt am Main - hereinafter referred to as "Transferee" - and herewith assign the transferred shares, including the right to receive dividends, to the Transferee with effect from January 01, 1998.

Transferee accepts the assignment at the conditions set forth in the present agreement.

Transferors in their capacity as sole shareholders of Industrie Assekuranz Gesellschaft mit beschrankter Haftung, Frankfurt am Main, herewith consent to the transfer and assignment of the aforelisted shares.

ss. 3 Representation and Warranties

The Transferors shall be severally liable

      a)    that the shares are fully paid in,

      b) that the assigned shares in each case are their exclusive property not encumbered by rights of any third parties.

ss. 4 Right to receive dividends

The rights and duties connected with the shares assigned shall transfer to Transferee with effect from today, in such form as they exist on the date of the signing of this agreement, especially with all rights to receive dividends, if any, unless such right to receive dividends belong to the predecessor of 68. Verwaltungsgesellschaft Dammtor mbH. Thus, the transfer of all rights and duties to Transferee shall be effected in such manner that Transferors have neither to perform nor to claim anything from their interests held to this date.

ss. 5 Fiduciary Relationships

With the transfer of the shares of Carl Jaspers Sohn GmbH in the nominal amount of

DM 1,200 shall end the fiduciary relationship to the shareholder Doris Ballauff, thus Carl Jaspers Sohn GmbH transfers its share to the KG in the course of the winding up of the above mentioned fiduciary relationship on behalf and on account for Ms. Doris Ballauff.

ss. 6 Costs

The Transferee shall bear the costs of this agreement and its execution.

ss. 7 Miscellaneous

1. Changes of and amendments to the present agreement shall require for their effectiveness the written form unless notarial authentication is mandatory.

2. Should a provision of this agreement be ineffective this shall not affect the effectiveness of the remaining agreement. Instead of the ineffective provision such legally admissible provision shall be considered as agreed which as far as possible corresponds to what the parties commercially intended.

3. All headings in this agreement are made to increase the legibility and shall be without legal effect on the content and interpretation of this contract. Declarations which are made in one provision of this agreement shall also apply to other provisions of this contract.

ss. 8 Instructions

The notary instructed the Appeared that

- the Company will only regard that person as shareholder whose acquisition was notified to the Company; the notary is instructed to notify the Company of the transfer of shares (Section 16 GmbH-Act);

- condition for the today agreed transfer is that the Transferors are the legal owners of the transferred shares. The law does not recognise a good faith acquisition of shares;

- the notary does not give any tax advice. He recommended to consult either the tax authorities or the tax consultant on the tax consequences of this deed;

- according to Section 54 EStDV (Forwarding of Documents by Notaries) this deed or certified copies thereof may only be handed to the parties if a certified copy was sent to the tax authorities according to Section 20 Abgabenordnung (AO).

The aforewritten record including the annexes was read aloud by the notary to the Appeared, approved by them and signed by them in their own hand as follows:


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                                                              for Doris Ballauff


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                                                               for Michael Emken


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                                                                for Irene Koenig


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                                                            for Deutsche Bank AG


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                                                      for Carl Jaspers Sohn GmbH


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                                     for 68. Verwaltungsgesellschaft Dammtor mbH


                                  ----------------------------------------------
                                  for Jaspers Industrie Assekuranz GmbH & Co. KG

                                  ----------------------------------------------
                                                         Dr. Gunter Paul, notary